UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Juniper Networks, Inc.

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JUNIPER NETWORKS, INC.
1194 North Mathilda Avenue
Sunnyvale, California 94089
www.juniper.net
(408) 745-2000

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific time, on Thursday, May 18, 2006

Place	Juniper Networks, Inc. 1220 North Mathilda Avenue Building 3, Pacific Conference Room Sunnyvale, CA 94089

Items of Business	(1) To elect three Class I directors;

(2) To approve the Juniper Networks, Inc. 2006 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m);

(3) To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2006; and

(4) To consider such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 21, 2006.

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 13, 2006.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 21, 2006 or hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record or plan participants on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 21, 2006, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific time. Check-in will begin at 8:30 a.m., Pacific time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement or refer to the instructions printed on your proxy or voting instruction form.

By Order of the Board of Directors,

Mitchell L. Gaynor
Vice President, General Counsel and Secretary

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:          Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks” or the “Company”), is providing these proxy materials for you in connection with Juniper Networks’ annual meeting of stockholders, which will take place on May 18, 2006. As a stockholder as of the Record Date, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:          What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and executive officers, and certain other required information.

Q:          How may I obtain Juniper Networks’ 10-K?

A:	A copy of our 2005 Annual Report on Form 10-K is enclosed.

Stockholders may request another free copy of the 2005 Form 10-K from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000

A copy of our 2005 Annual Report on Form 10-K is also available on the website of the Securities and Exchange Commission. You can reach this website by going to the Investor Relations Center on our Website, and clicking on the drop-down menu labeled “SEC Filings”. The address of the Investor Relations Center is:

http://www.juniper.net/company/investor

We will also furnish any exhibit to the 2005 Annual Report on Form 10-K if specifically requested in writing.

Q:          What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

• The election of three Class I directors;

• The approval of the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m);

• The ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2006; and

We will also consider other business that properly comes before the annual meeting.

Q:          How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the 2006 Plan and “FOR” the ratification of Ernst & Young LLP, an independent registered public accounting firm as auditors for the fiscal year ending December 31, 2006.

Q:          What shares can I vote?

A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 21, 2006, (the “Record Date”), is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 564,325,167 shares of Common Stock issued and outstanding.

Q:          What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect your ability to vote your shares.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:          How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 21, 2006 or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 21, 2006, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m., Pacific time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:          How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:          How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction form provided by your broker, trustee or nominee.

By Internet — Stockholders of record of Juniper Networks common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustee or nominees. Please check the voting instruction form for Internet voting availability.

By Telephone — Stockholders of record of Juniper Networks common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Juniper Networks stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction forms provided by their brokers, trustee or nominees. Please check the voting instruction form for telephone voting availability.

By Mail — Stockholders of record of Juniper Networks common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

Q:          Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Juniper Networks Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:          How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:          Will my shares be voted if I do not return my proxy card?

A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Brokerage firms have authority to vote client’s unvoted shares on some “routine” matters. If you do not give a proxy to vote your shares, your broker may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. In addition, the terms of the agreement with your broker may grant your broker discretionary authority to vote your shares.

Q:          How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board, “FOR” the approval of the 2006 Plan, and “FOR” ratification of the independent auditors).

Q:          What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the three nominees receiving the highest number of “FOR” votes at the annual meeting will be elected. The proposals for the approval of the 2006 Plan and the ratification of the independent auditors each require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:          Is cumulative voting permitted for the election of directors?

A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:          What happens if additional matters are presented at the annual meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy using the enclosed form, the persons named as proxyholders, Robert Dykes and Mitchell Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:          What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:          How may I obtain a separate set of voting materials?

A:	If you share an address with another stockholder, you may receive only one set of proxy materials (including our letter to stockholders, 2005 Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Juniper Networks, Inc.
Attn: Investor Relations
1194 North Mathilda Avenue
Sunnyvale, CA 94089
(408) 745-2000
http://www.juniper.net/company/investor

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:          Who will bear the cost of soliciting votes for the annual meeting?

A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Morrow & Co. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Morrow & Co. a fee of $10,000 plus customary costs and expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:          Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2006.

Q:          What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2006 annual meeting has passed, you may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 14, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc.
Attn: Corporate Secretary
1194 North Mathilda Avenue
Sunnyvale, CA 94089
Fax: (408) 745-2100

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with our bylaws, which, in general, require that the notice be received by the Corporate Secretary of Juniper Networks not later than the close of business on December 14, 2006.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the Juniper Networks annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

• 90 days prior to the meeting; and

• 10 days after public announcement of the meeting date.

Recommendation and Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board of Directors from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Juniper Networks, Inc., Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company stock.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.5 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company not less than one hundred twenty (120) days prior to the date of the Company’s proxy statement released to stockholders in connection with the Company’s previous year’s annual meeting of stockholders. To be in proper form, a stockholder’s notice to the Secretary shall set forth:

(i) the name and address of the stockholder who intends to make the nominations and the name and address of the person or persons to be nominated;

(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated by the Board of Directors; and

(v) if applicable, the consent of each nominee to serve as director of the Company if so elected.

Copy of Bylaws: You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers, directors, contractors and agents are available at http://www.juniper.net/company/investor. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the SEC, the listing standards of the NASDAQ National Market and Rule 406 of the Sarbanes-Oxley Act of 2002. Juniper Networks has also adopted complaint procedures for Accounting and Auditing matters in compliance with the listing standards of the NASDAQ National Market. Concerns relating to accounting, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Executive Vice President of Human Resources, Corporate Controller and the Director of Audit Services), or to the Audit Committee directly. Concerns are reviewed by the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. For information on how to contact the Audit Committee directly, please see the section entitled “Stockholder Communications with the Board” below.

Board Independence

Our Board of Directors (the “Board”) has determined that, except for Scott Kriens and Pradeep Sindhu, each of whom is an executive officer of the company, each of the current directors has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Juniper Networks) and is independent within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Juniper Networks) and is “independent” within the meaning of the NASDAQ director independence standards, including in the case of the members of the Audit Committee, the heightened independence standard required for such committee members set forth in the applicable SEC rules.

Board Structure and Committee Composition

As of December 31, 2005, our Board had 9 directors divided into three classes — Class I, Class II and Class III — with each class being equal in number and with a three-year term for each class. As of December 31, 2005, the classes were comprised as follows:

Class I	Class II	Class III
(Term expires this year)	(Term expires in 2007)	(Term expires in 2008)

Scott Kriens	Pradeep Sindhu	William R. Hearst III
Stratton Sclavos	Kenneth Levy	Kenneth Goldman
William R. Stensrud	Robert M. Calderoni	Frank Marshall

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of these committees operates under a written charter adopted by the Board. All of those committee charters are available on Juniper Networks’ website at http://www.juniper.net/company/investor. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer and Chief Financial Officer. The Stock Committee has authority to grant stock options and restricted stock awards to employees who are not executive officers. During 2005, the Stock Committee held no meetings, and took action only by written consent. The Board has also established special litigation and securities pricing committees for specific purposes, such as oversight of securities litigation matters or the issuance of securities. None of the special committees met during 2005. During 2005, each director attended at least 75% of all Board and applicable committee meetings.

Nominating and
Corporate
Name of Director	Board	Audit	Compensation	Governance

Non-Employee Directors:
Robert M. Calderoni	X	X
Kenneth Goldman(1)	X	X		X
William R. Hearst III	X	X
Frank Marshall	X		X
Kenneth Levy	X		X	X
Stratton Sclavos	X
William R. Stensrud	X		X	X

Employee Directors
Scott Kriens	X
Pradeep Sindhu	X
Number of Meetings in Fiscal 2005	9	12	4	4

X = Committee member

(1)	The Board has determined that Mr. Goldman is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of Juniper Networks’ internal audit function and independent auditors, and risk assessment and risk management. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 37. The charter of the Audit Committee is available at http://www.juniper.net/company/investor.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluation of the CEO, produces an annual report on executive compensation for inclusion in Juniper Networks’ proxy statement and has overall responsibility for approving and evaluating executive officer compensation plans. The report of the Compensation Committee is included herein beginning on page 30. The charter of the Compensation Committee is available at http://www.juniper.net/company/investor.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The charter of the Nominating and Governance Committee is available at http://www.juniper.net/company/investor.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board.

•	The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee evaluates the performance of the Board as a whole and evaluates the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.

•	The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments, ability to serve on committees of the Board and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	After such review and consideration, the Committee selects, or recommends that the Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

Each of the nominees for reelection at the 2006 Annual Meeting was evaluated by the Nominating and Corporate Governance Committee, recommended by the Committee to the Board for nomination and nominated by the Board for reelection.

Stockholder Communications with the Board

Stockholders of Juniper Networks, Inc. and other parties interested in communicating with the Board may contact any of our directors by writing to them by mail or express mail c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089-1206. The Nominating and Corporate Governance Committee of the Board has approved a process for handling stockholder communications received by the Company. Under that process, the General Counsel receives and logs stockholder communications directed to the Board and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Policy on Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Juniper Networks stockholders. Eight of our nine directors attended the 2005 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2005 for non-employee directors, as well as the range of compensation paid to non-employee directors who served during the 2005 fiscal year. Effective October 1, 2005, compensation for non-employee directors was increased as reflected in the table below. Neither Mr. Kriens nor Dr. Sindhu received any separate compensation for their Board activities. The Board has not made any additional changes to director compensation for 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2005

	Prior to June 30,	After June 30,
	2005	2005

Annual retainer for all Non-employee Directors (payable quarterly)	$ 20,000	$30,000
Additional annual retainer for Audit Committee members (payable quarterly)	$ —	$10,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$ —	$ 5,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$ —	$ 5,000
Additional annual retainer for Audit Committee Chairman (payable quarterly)	$ —	$20,000
Additional annual retainer for Compensation Committee Chairman (payable quarterly)	$ —	$ 5,000
Additional annual retainer for Nominating and Corporate Governance Committee Chairman (payable quarterly)	$ —	$ 5,000
Stock options granted upon initial appointment or election to the Board(1)(2)	100,000	50,000
Stock options granted annually(3)	20,000	20,000
Payment for each Board meeting attended in person	$ 1,000	$ 1,250
Payment for each Board meeting attended by phone or video conference	$ 500	$ 625
Payment for each committee meeting attended in person	$ 500	$ 625
Payment for each committee meeting attended by phone or video conference	$ 250	$312.50
Reimbursement for expenses attendant to Board membership	Yes	Yes
Range of total cash compensation earned by directors (for the year)		$29,750 — $53,688

(1)	Directors who joined the Board between February 2003 and June 2005 received a grant of 100,000 shares. Prior to February 2003, directors received grants in varying amounts determined at the time of their initial appointment.

(2)	Vests monthly over three years commencing on the date of grant.

(3)	Vests monthly over twelve months commencing on the date of grant.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are three nominees for election to Class I of the Board this year — Scott Kriens, Stratton Sclavos and William R. Stensrud. Each of the nominees is presently a member of the Board. Information regarding the business experience of each nominee and the other members of the Board is provided below. Each of the Class I directors are elected to serve a three-year term until the Company’s annual meeting in 2009 and until their respective successors is elected. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

The three persons receiving the highest number of “for” votes represented by shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Nominees for Election

Scott Kriens Director since 1996 Age 48	Mr. Kriens has served as Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the boards of directors of Equinix, Inc. and VeriSign, Inc.,

Stratton Sclavos Director since 2000 Age 44	Mr. Sclavos has been President and Chief Executive Officer of VeriSign Inc. since July 1995 and Chairman of its board of directors since December 2001. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Salesforce.com and Intuit, Inc.

William R. Stensrud Director since 1996 Age 55	Mr. Stensrud has been a general partner with the venture capital firm of Enterprise Partners since January 1997. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded.

Continuing Directors

Robert M. Calderoni Director since 2003 Age 46	Mr. Calderoni has served as President and Chief Executive Officer and a member of the board of directors of Ariba, Inc., a provider of spend management solutions, since October 2001. From October 2001 to December 2001, Mr. Calderoni also served as Ariba’s Interim Chief Financial Officer. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. Mr. Calderoni was also an employee of the Company from November 2000 to January 2001. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services.

Kenneth Goldman Director since 2003 Age 56	From August 2000 through January 2006, Mr. Goldman served as Senior Vice President, Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services that was recently acquired by Oracle Corporation. From July 1996 to July 2000, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc. From 1992 to 1996, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Sybase, Inc., a global enterprise software company. Mr. Goldman was a member of the Financial Accounting Standards Advisory Council from December 1999 to December 2003. Mr. Goldman is a member of the board of directors of Leadis Technology Inc. and a member of the board of trustees of Cornell University.

William R. Hearst III Director since 1996 Age 56	Mr. Hearst has been a partner with Kleiner Perkins Caufield & Byers, a venture capital firm, since January 1995. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst serves on the boards of directors of Hearst-Argyle Television, The Hearst Corporation, OnFiber, Applied Minds, Akimbo and RGB Media. He is a Fellow of the American Association for the Advancement of Science and a trustee of Carnegie Institution, the Hearst Foundation, Mathematical Sciences Research Institute, the California Academy of Sciences and Grace Cathedral of San Francisco.

Kenneth Levy Director since 2003 Age 63	Mr. Levy is a founder of KLA Instruments Corporation, a supplier of yield management solutions for the worldwide semiconductor industry, and since July 1, 1999 has been Chairman of the Board of KLA-Tencor Corporation. From July 1998 until June 1999, he was Chief Executive Officer and a director of KLA-Tencor Corporation. From April 1997 until June 1998, he was its Chairman of the Board. From 1975 until April 1997, he was Chief Executive Officer and Chairman of the Board of KLA Instruments Corporation. He currently serves on the boards of directors of the following publicly traded companies: KLA-Tencor Corporation, Extreme Networks, Inc. and Saifun Semiconductors, Ltd. Mr. Levy is a Director Emeritus of SEMI, a semiconductor manufacturing industry trade association.

Frank Marshall Director since 2004 Age 59	Mr. Marshall joined the board of directors of NetScreen Technologies, Inc. in December 1997, became chairman of the NetScreen board in November 2002 and was appointed to our Board upon our acquisition of NetScreen. Mr. Marshall is a private investor in early stage high technology companies. Mr. Marshall serves as a director and advisor for several private companies and is a director for PMC-Sierra, Inc. Mr. Marshall was the interim chief executive officer of Covad Communications Group, Inc. Mr. Marshall served as vice president of engineering and general manager, core business unit of Cisco Systems, Inc. from 1992 until October 1997. He holds a B.S. in electrical engineering from Carnegie Mellon University and an M.S. in electrical engineering from the University of California, Irvine.

Pradeep Sindhu Director since 1996 Age 53	Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, and a technology research center.

PROPOSAL NO. 2

APPROVAL OF JUNIPER NETWORKS, INC. 2006 EQUITY INCENTIVE PLAN

Our stockholders are being asked to approve the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), the effect of which approval will:

•	Reserve 64,500,000 shares of Common Stock for issuance under the 2006 Plan;

•	Terminate the Company’s existing 1996 Stock Plan (the “1996 Plan”) and 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), under which plans an aggregate of 70,050,364 shares of Common Stock were available for grant as of March 31, 2006;

•	Enable shares subject to outstanding stock options under the 1996 Plan and 2000 Plan that expire unexercised to be added to the shares reserved for issuance under the 2006 Plan, up to a maximum addition of 75,000,000 shares of Common Stock;

•	Prohibit the repricing of stock options or stock appreciation rights under the 2006 Plan unless stockholder approval is obtained;

•	Include a maximum option term of seven (7) years under the 2006 Plan;

•	Eliminate “evergreen” automatic share reserve increase provisions under the 1996 Plan and 2000 Plan;

•	Include the ability to grant restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units and dividend equivalents under the 2006 Plan; and

•	Count 2006 Plan awards of restricted stock, restricted stock units, performance shares or deferred stock units as 2.1 shares for every one share subject thereto against the total number of shares issuable under the plan.

Our stockholders are also being asked to approve the material terms of the 2006 Plan and the performance goals thereunder for the purpose of helping awards under the 2006 Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

Principles of the 2006 Plan

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our primary centers for innovation are in technology centers such as Silicon Valley where we must compete with many companies for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

The 2006 Plan is intended to replace two existing stock plans, the 1996 Plan and the 2000 Plan, and to reduce the overall number of shares available for future grant by the Company. Upon stockholder approval of the 2006 Plan, we will terminate the 1996 Plan and 2000 Plan and make no further grants under such plans. Based on the number of shares available for grant as of March 31, 2006, the adoption of the 2006 Plan (and the resulting termination of the 1996 Plan and 2000 Plan) will result in a net reduction of approximately 5,500,000 shares available for future grant under our equity incentive plans.

We designed the 2006 Plan to conform to current best practices in equity incentive plans. The 2006 Plan adopts many features noted above that are designed to address stockholder concerns related to equity incentive plans, such as the prohibition on option and stock appreciation right repricing without stockholder consent, reduced maximum option terms, elimination of “evergreen” share reserve increases and the flexibility of restricted stock, restricted stock units, performance shares or deferred stock units which can be used in lieu of stock options to reduce the total number of our shares necessary to grants competitive equity awards.

Our Board believes that the proposed 2006 Plan and shares reserved for issuance thereunder are necessary for us to continue to offer a competitive equity incentive program. If approved, the 2006 Plan will be a critical factor in attracting, retaining, and rewarding the high caliber personnel that are essential to our future success. In addition, the 1996 Plan is currently the Company’s only active equity plan that can be used to grant restricted stock awards. If the stockholders do not approve the 2006 Plan, we believe we will not be able to continue to offer competitive equity packages to our personnel following expiration of the 1996 Plan in June 2006. We believe that this will likely adversely affect our efforts to successfully attract and retain the best possible talent.

Members of our Board and our executive officers have an interest in this proposal because they are eligible to receive awards under the 2006 Plan.

Our Board recommends a vote FOR (i) approval of the 2006 Plan (ii) authorization of 64,500,000 shares of Common Stock, plus up to an additional 75,000,000 shares of Common Stock subject to outstanding stock options under the Company’s 2000 Nonstatutory Stock Option Plan and 1996 Stock Incentive Plan that expire unexercised, reserved for issuance thereunder, and (iii) approval of the material terms of the 2006 Plan and the performance goals thereunder for the purpose of helping awards under the 2006 Plan qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

Vote Required

Approval of the 2006 Plan and authorization for issuance thereunder of a reserve of 64,500,000 shares of Common Stock, plus the addition of any shares subject to outstanding options under the Company’s 2000 Plan and 1996 Plan that subsequently expire unexercised up to a maximum of 75,000,000 additional shares of Common Stock, requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting.

Description of the 2006 Plan

ELIGIBILITY; LIMITATIONS.  Options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock units and dividend equivalents may be granted under the 2006 Plan. Options granted under the 2006 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. Other awards may be granted under the 2006 Plan to any employee, consultant or non-employee director of the Company or of any parent or subsidiary of the Company. Non-employee directors, however, may only be granted stock options under the 2006 Plan, and these are made pursuant to an automatic, non-discretionary formula. Otherwise, the 2006 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted, and (except for performance units and dividend equivalents, which are cash awards) the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 2006 Plan provides that no person(s) may be granted, in any fiscal year of the Company: (i) options or stock appreciation rights to purchase more than four million (4,000,000) shares of Common Stock in such person’s first fiscal year of service with the Company and more than two million (2,000,000) shares of Common Stock in any other fiscal year of service; (ii) performance shares, restricted stock units, restricted stock or deferred stock units to more than more than two million (2,000,000) shares of Common Stock in such person’s first fiscal year of service with the Company and more than one million (1,000,000) shares of Common Stock in any other fiscal year of service; and (iii) performance units having an initial value more than four million dollars ($4,000,000) in such persons’ first fiscal year of service with the Company and more than two million dollars ($2,000,000) in any other fiscal year of service.

SHARES AVAILABLE FOR ISSUANCE.  Upon approval of the 2006 Plan, a total of 64,500,000 shares of Common Stock will be available for issuance thereunder plus the addition of any shares subject to any outstanding options under the Company’s 2000 Plan and 1996 Plan that expire unexercised after May 18, 2006 up to a maximum of 75,000,000 additional shares.

Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any restricted stock, restricted stock units, performance shares or deferred stock units with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two and one-tenth (2.1) shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two and one-tenth shares against the 2006 Plan reserve is recycled back into the 2006 Plan, the 2006 Plan shall be credited with two and one-tenth shares.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares, restricted stock units or deferred stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2006 Plan. With respect to stock appreciation rights, when a stock-settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance under the 2006 Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2006 Plan under any award shall not be returned to the 2006 Plan and shall not become available for future distribution under the 2006 Plan; provided, however, that if shares of restricted stock, performance shares, restricted stock units or deferred stock units are repurchased by the Company at their original purchase price or are forfeited to the Company due to their failure to vest, such shares shall become available for future grant under the 2006 Plan as described above. Shares used to pay the exercise price of a stock option shall not become available for future grant or sale under the 2006 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2006 Plan. To the extent a 2006 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2006 Plan. Any payout of dividend equivalents or performance units, because they are payable only in cash, shall not reduce the number of shares available for issuance under the 2006 Plan. Conversely, any forfeiture of dividend equivalents or performance units shall not increase the number of shares available for issuance under the 2006 Plan.

ADMINISTRATION.  The Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Board has authorized the Compensation Committee of the Board to approve awards and grants to Section 16 reporting executive officers. The Compensation Committee is composed entirely of independent non-employee directors. The Board has authorized the Stock Committee to approve awards and grants to employees and consultants other than the Section 16 reporting executive officers. The Stock Committee is composed of the Chief Executive Officer and Chief Financial Officer.

OPTION TERMS AND CONDITIONS.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

EXERCISE PRICE.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of our Common Stock on the date such option is granted. The fair market value of our Common Stock is determined with reference to the closing sale price for our Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

EXERCISE OF OPTION; FORM OF CONSIDERATION.  The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 2006 Plan generally vest and become exercisable over a four (4) year period. The 2006 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company, cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

TERM OF OPTION.  Currently, options granted under the 2006 Plan expire seven (7) years from the date of grant. However, the 2006 Plan allows an option to be granted with a shorter term determined by the Administrator and in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

TERMINATION OF EMPLOYMENT.  If the optionee’s employment or status as a service provider terminates for any reason other than death or permanent total disability or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date.

DEATH OR DISABILITY.  If an optionee’s employment or status as a service provider terminates as a result of his or her death or permanent total disability, then all options held by such optionee under the 2006 Plan may be exercised within twelve (12) months or as may be provided in the option agreement, but only to the extent the options would have been exercisable at the date of death or permanent total disability.

OTHER PROVISIONS.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2006 Plan as may be determined by the Administrator.

STOCK APPRECIATION RIGHTS.  Stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of an independent stock appreciation right may be no more than seven (7) years from the date of grant. The Company’s obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. We expect, however, that most stock appreciation rights that we grant will provide that they may only be settled in shares of Common Stock. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

VESTING OF CERTAIN AWARDS.  Restricted stock, performance shares, restricted stock units or deferred stock units that vest solely based on continuing as an employee or service provider will vest in full no earlier (except if accelerated pursuant to a change of control or similar transaction) than the three (3) year anniversary of the grant date. If vesting is based on factors other than solely on continued employment or provision of services, they will vest in full no earlier than the one (1) year anniversary of the grant date (except if accelerated pursuant to a change of control or similar transaction).

RESTRICTED STOCK.  Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than seven (7) years following the date of grant.

RESTRICTED STOCK UNITS.  Restricted stock units are awards that obligate the Company to deliver Common Stock shares to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.

PERFORMANCE SHARES.  Performance shares are also awards that obligate the Company to deliver Common Stock shares to the participant as specified on each vesting date. Performance shares may be granted to employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

PERFORMANCE UNITS.  Performance Units are similar to Performance Shares, except that they are settled in a cash equivalent to the Fair Market Value of the underlying shares, determined as of the vesting date. Subject to the terms and conditions of the 2006 Plan, Performance Units may be granted to participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire shares. Each such unit shall be the cash equivalent of one share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

DEFERRED STOCK UNITS.  Deferred Stock Units consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Internal Revenue Code Section 409A. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the participant.

DIVIDEND EQUIVALENTS.  A dividend equivalent is a credit, payable in cash, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award. Dividend equivalents may be subject to the same vesting restrictions as apply to a related award.

CODE SECTION 162(m) PERFORMANCE GOALS.  The 2006 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total stockholder return. Except with respect to cash position, return on equity and total stockholder return, which measures shall only apply to Company performance, the performance goals may apply to either the company or to a specified business unit. The Administrator shall appropriately adjust any evaluation of performance under a performance goal to exclude any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operation appearing in the Company’s annual report to stockholders for the applicable year, or the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

NO REPRICING.  The 2006 Plan prohibits option or stock appreciation right repricings (including by way of exchange for another award) unless stockholder approval is obtained.

NONTRANSFERABILITY OF AWARDS.  Unless determined otherwise by the Administrator, an award granted under the 2006 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.  The 2006 Plan provides that each non-employee member of the Board (each, an “Outside Director”) shall be automatically granted an option to purchase 50,000 shares of Common Stock upon the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “First Option”). At each of the Company’s annual stockholder meetings (i) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted an option to purchase 20,000 shares of Common Stock, and (ii) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive an option covering the number of shares of Common Stock determined by multiplying 20,000 shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole share (the “Annual Option”). The First Option shall vest monthly over approximately three years from the grant date, with the last tranche vesting on the day prior to the annual stockholders meeting approximately three years following the grant date, subject to the Outside Director remaining on the Board. The Annual Option shall vest monthly over approximately one (1) year from the grant date, with the last tranche vesting on the day prior to the annual stockholders meeting approximately one year following the grant date, subject to the Outside Director remaining on the Board. The options granted to Outside Directors will have a term of seven (7) years. Outside Directors are not otherwise eligible to receive discretionary awards under the 2006 Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2006 Plan, the number and class of shares of award outstanding under the 2006 Plan, the fiscal year limits on the number of awards that any person may receive, the number of shares subject to automatic option grants to Outside Directors and the exercise price of any outstanding option or stock appreciation right.

In the event of a liquidation or dissolution, the Administrator shall notify each participant prior to the effective date. Except with respect to Outside Director options, the Administrator may, in its discretion, provide that each participant shall have the right to exercise all of their options and stock appreciation rights, as to all of the shares covered by the option or stock appreciation right, including as to those shares not otherwise exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

MERGER OR ASSET SALE.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock appreciation right shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock appreciation right, the participant shall fully vest in and have the right to exercise the option or stock appreciation right as to all of the Common Stock covered thereby including shares as to which it would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in such event, the Administrator shall notify the participant that the option or stock appreciation right shall be fully vested and exercisable for a period of thirty days, and the option or stock appreciation right shall terminate upon the expiration of such period. With respect to options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within twelve (12) months following such merger or asset sale, each outstanding option held by such Outside Director shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock, restricted stock unit, performance share, performance unit, dividend equivalent and deferred stock unit award (and any related dividend equivalent) shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant shall fully vest in the award, including as to shares (or with respect to dividend equivalents and performance units, the cash equivalent thereof) which would not otherwise be vested.

TAX WITHHOLDING.  At the Administrator’s discretion, participants may satisfy the minimum statutory tax withholding requirements arising in connection with the exercise, vesting or delivery of their awards by having the Company retain shares with a fair market value equal to the minimum amount required to be withheld.

AMENDMENT AND TERMINATION OF THE 2006 PLAN.  The Board may amend, alter, suspend or terminate the 2006 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for the 2006 Plan and any amendment to the 2006 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such amendment by the Board or stockholders may alter or impair any award previously granted under the 2006 Plan without the written consent of the participant.

TERM OF THE 2006 PLAN.  The 2006 Plan will continue in effect until March 1, 2016.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

NONSTATUTORY STOCK OPTIONS.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

RESTRICTED STOCK.  If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

STOCK APPRECIATION RIGHTS.  No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise.

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES.  A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

DIVIDEND EQUIVALENTS.  A participant will recognize taxable income upon the payout of a dividend equivalent.

DEFERRED STOCK UNITS.  Typically, a participant will recognize employment taxes upon the vesting of a Deferred Stock Unit and income upon its delivery. The participant may be subject to additional taxation, interest and penalties if the Deferred Stock Unit does not comply with Internal Revenue Code Section 409A.

COMPANY TAX DEDUCTION.  The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the performance goals under the 2006 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2006 Plan has been designed to permit the Administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

ACCOUNTING TREATMENT.  Under newly effective accounting rules mandating expensing for all compensatory equity awards, including stock options, the Company will recognize compensation expense for all awards granted under the 2006 Plan. This will result in a direct charge to the Company’s reported earnings.

A full copy of the 2006 Plan is attached to this proxy statement as Appendix A.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2006. During fiscal 2005, Ernst & Young served as Juniper Networks’ independent auditors and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 36. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2006 fiscal year. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

Vote Required

Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2006 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2006, concerning:

•	beneficial owners of more than 5% of Juniper Networks’ common stock;

•	beneficial ownership by current Juniper Networks directors and nominees and the named executive officers set forth in the Summary Compensation table on page 26; and

•	beneficial ownership by all current Juniper Networks directors and Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the Securities and Exchange Commission and information provided to Juniper Networks, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of April 30, 2006 (60 days after March 1, 2006) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1194 N. Mathilda Avenue, Sunnyvale, California 94089.

BENEFICIAL OWNERSHIP TABLE

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Holders of Greater Than 5%
AXA Financial, Inc.	107,169,810	(2)	19.0%
1290 Avenue of the Americas
New York, NY 10104
FMR Corp.	43,679,969	(3)	7.8%
82 Devonshire Street Boston, MA 02109
T Rowe Price Associates	28,502,187	(4)	5.1%
100 E. Pratt Street
Baltimore, MD 21202
Directors, Nominees and Named Executive Officers:
Robert M. Calderoni	81,966	(5)	*
James A. Dolce, Jr.(19)	399,937	(6)	*
Robert Dykes	160,535	(7)
Kenneth Goldman	141,797	(8)	*
William R. Hearst III	922,696	(9)	*
Scott Kriens	14,724,059	(10)	2.6%
Krishna “Kittu” Kolluri(19)	—		*
Kenneth Levy	138,333	(11)	*
Frank Marshall	758,251	(12)	*
Carol Mills(19)	155,227	(13)	*
Stratton Sclavos	186,333	(14)	*
Pradeep Sindhu	10,341,372	(15)	1.8%

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

William R. Stensrud	1,474,230	(16)	*
Robert Sturgeon	273,072	(17)	*
All Directors and Executive Officers as a Group (14 persons)	29,757,808	(18)	5.2%

*	Represents holdings of less than one percent.

(1)	Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, “Vested Options” are options that may be exercised as of April 30, 2006 (60 days after March 1, 2006). The percentages are calculated using 563,184,439 outstanding shares of the Company’s common stock on March 1, 2006 as adjusted pursuant to Rule 13d-3(d)(1)(i).

(2)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. AXA Financial, Inc. is the parent holding company for several entities that hold our common stock as investment advisors, including Alliance Capital Management L.P. Collectively, these entities have shared voting power with respect to 539,693 shares and shared investment power with respect to 113,350 shares.

(3)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

(4)	Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Consists of shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(6)	Includes 234,493 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(7)	Consists of shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(8)	Includes 117,444 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(9)	Includes 105,000 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(10)	Includes 10,481,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees and 3,830,600 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(11)	Consists of shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(12)	Includes 235,894 shares held by Big Basin Partners, LP, 88,206 shares held by Timark, LP, of which Mr. Marshall is a general partner; 135,400 shares held by the Frank & Judith Marshall Trust and 104,999 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(13)	Includes 154,553 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(14)	Includes 178,333 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(15)	Includes 2,218,780 shares held by the Sindhu Investments, LP, a family limited partnership; 4,716,634 shares held by the Sindhu Family Trust and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 1,806,160 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(16)	Includes 1,129,497 shares held in a trust as community property and 158,333 shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(17)	Consists of shares which are subject to options that may be exercised within 60 days of March 1, 2006.

(18)	Includes all shares referenced in notes 5 through 17 above.

(19)	Although each is deemed a “named executive officer” of the Company for 2005 under applicable SEC rules, Mr. Kolluri, Ms. Mills and Mr. Dolce are no longer serving as executive officers of the Company as of the date of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Juniper Networks Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2005, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except that Mr. Dolce made a gift transfer of shares of common stock with respect to which the required Form 4 was filed late. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reimburses Mr. Kriens for ordinary operating costs relating to his use of a personal aircraft for business purposes up to a maximum amount per year. In 2005 the annual limit was $650,000 and Mr. Kriens received $534,000 in reimbursements. The Compensation Committee has determined that the annual limit will remain at $650,000 for the fiscal year ending December 31, 2006.

EXECUTIVE COMPENSATION

The following table discloses compensation received by Juniper Networks’ Chief Executive Officer during fiscal 2005 and Juniper Networks’ four other most highly paid executive officers (together with the CEO, the “named executive officers”) as of December 31, 2005, as well as their compensation received from Juniper Networks for each of the fiscal years ending December 31, 2004 and December 31, 2003. In addition, the “named executive officers” include Krishna “Kittu” Kolluri who was not an executive officer as of December 31, 2005, but would have been included among the most highly paid executive officers during 2005 but for the fact that he resigned his position during fiscal 2005. Mr. Dolce and Ms. Mills ceased to be executive officers in 2006.

Summary Compensation Table

							Long-Term Compensation
			Annual Compensation				Restricted	Securities
Name and						Other Annual	Stock	Underlying		All Other
Principal Position	Year		Salary	Bonus(1)		Compensation(19)	Award(s)	Options/SARs		Compensation(2)

Scott Kriens	2005		$470,833	$733,876		$2000	NA	645,000	(3)	$540
Chairman and Chief	2004		412,500	539,077		2000	NA	750,000	(4)	540
Executive Officer	2003		275,000	161,350		2000	NA	800,000	(5)	510
Robert Dykes	2005		$400,000	$420,000		$—	NA	570,000	(6)	$1,548
Executive Vice President	2004		—	—		—	NA	—		—
Chief Financial Officer	2003		—	—		—	NA	—		—
James A. Dolce, Jr.(18)	2005		$295,833	$312,000		$—	NA	200,000	(3)	$360
Former Executive	2004		249,167	319,611		—	NA	300,000	(4)	40,978	(8)
Vice President, Field	2003		254,581	70,407		—	NA	500,000	(5)	125,922	(8)
Operations
Krishna “Kittu” Kolluri(18)	2005		$272,917	$116,875		$2000	NA	200,000	(3)	$574,150	(12)
Former General Manager,	2004	(9)	249,167	486,288	(10)	2000	NA		(11)	282,579	(12)
Security Products	2003		—	—		—	NA	—		—
Carol Mills(18)	2005		$275,000	$346,500		$2000	NA	70,000	(3)	$828
Former General Manager,	2004		38,606	50,000		—	NA	350,000	(15)	103
Infrastructure Products	2003		—	—		—	NA	—		—
Robert Sturgeon	2005	(13)	$255,434	$94,417		$—	NA	200,000	(7)	$137,073	(14)
General Manager,	2004		210,000	5,250		—	NA	100,000	(16)	169,012	(14)
Security Products	2003		200,000	—		—	NA	137,500	(17)	163,223	(14)

(1)	Amounts in this column reflect bonuses earned in 2005, although some amounts were paid in 2006.

(2)	Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance and, in the case of Mr. Dolce, Mr. Kolluri and Mr. Sturgeon, the additional amounts described in footnotes 8, 12 and 14, respectively.

(3)	Mr. Kriens was granted an option exercisable for 645,000 shares of our Common Stock, Mr. Dolce was granted an option exercisable for 200,000 shares of our Common Stock, Mr. Kolluri was granted an option exercisable for 200,000 shares of our Common Stock and Ms. Mills was granted an option exercisable to purchase 70,000 shares of our Common Stock on April 29, 2005 at an exercise price of $22.59.

(4)	Mr. Kriens was granted an option exercisable for 750,000 shares of our Common Stock and Mr. Dolce was granted an option exercisable for 300,000 shares of our Common Stock on January 29, 2004 at an exercise price of $28.17.

(5)	Mr. Kriens was granted an option exercisable for 800,000 shares of our Common Stock and Mr. Dolce was granted an option exercisable for 500,000 shares of our Common Stock on September 26, 2003 at an exercise price of $15.00 per share.

(6)	Mr. Dykes was granted an option exercisable for 500,000 shares of our Common Stock on January 1, 2005 at an exercise price of $27.19 and an option exercisable for 70,000 shares of our Common Stock on April 29, 2005 at an exercise price of $22.59.

(7)	Mr. Sturgeon was granted an option exercisable for 200,000 shares of our Common Stock on September 9, 2005 at an exercise price of $24.02.

(8)	Amounts in 2004 reflect $40,618 in commissions paid. Amounts in 2003 reflect $125,414 in commissions paid.

(9)	Mr. Kolluri was elected a named executive officer upon the closing of the acquisition of NetScreen Technologies, Inc. on April 16, 2004. The data shown in the Summary Compensation Table only reflects the amounts he received while an executive officer of Juniper Networks.

(10)	Includes a bonus of $200,000 earned in 2004 but paid in 2005 relating to the acquisition of Neoteris Inc. by NetScreen Technologies Inc. Also includes a $50,000 sales bonus committed to Mr. Kolluri prior to the acquisition of NetScreen Technologies, Inc. by the Company.

(11)	No options were granted by the Company to Mr. Kolluri in 2004.

(12)	Amounts paid in 2005 reflect $573,804.53 in escrowed merger consideration relating to the acquisition by NetScreen Technologies, Inc. of Neoteris, Inc. Amounts paid in 2004 reflect $282,487.55 in escrowed merger consideration relating to the acquisition by NetScreen Technologies Inc. of Neoteris Inc.

(13)	Mr. Sturgeon was elected a named executive officer on August 25, 2006.

(14)	Amounts in 2005 reflect $136,713 in commissions paid, Amounts in 2004 reflect $159,525 in commissions paid and $9,126 in a relocation allowance. Amounts in 2003 reflect $147,656 in commissions paid and $15,207 in a relocation allowance.

(15)	Ms. Mills was granted an option exercisable for 350,000 shares of our Common Stock on November 10, 2004 at an exercise price of $27.17

(16)	Mr. Sturgeon was granted an option exercisable for 100,000 shares of our Common Stock on September 17, 2004 at an exercise price of $24.14.

(17)	Mr. Sturgeon was granted an option exercisable for 37,500 shares of our Common Stock on April 1, 2003 at an exercise price of $8.16 and an option exercisable for 100,000 shares of our Common Stock on September 26, 2003 at an exercise price of $15.00.

(18)	Mr. Kolluri ceased to be an executive officer of the Company on August 25, 2005, Mr. Dolce ceased to be an executive officer of the Company on January 9, 2006 and Ms. Mills ceased to be an executive officer of the Company on January 9, 2006.

(19)	In all cases, consists of matching contributions paid under the Company’s 401(k) plan.

Option Grants In Last Fiscal Year

The following tables set forth the stock options granted to the Named Executive Officers under the Company’s stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2005.

The Option/SAR Grant Table below sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission.

						Potential Realizable
		Percent of Total				Value at Assumed Annual
	No. of Securities	Options/SARs				Rates of Stock
	Underlying	Granted to				Appreciation for Option
	Options/SARs	Employees	Exercise Price	Expiration		Terms ($)
Name	Granted	in Fiscal Year	Per Share	Date		5%	10%

Scott Kriens	645,000	4.35	$22.59	04/29/2015		$9,163,341	$23,221,704
Robert Dykes	500,000	3.37	$27.19	01/01/2015		$8,549,822	$21,666,929
	70,000	0.47	$22.59	04/29/2015		$994,471	$2,520,185
James A. Dolce, Jr.	200,000	1.35	$22.59	04/29/2015		$2,841,346	$7,200,528
Krishna “Kittu” Kolluri	200,000	1.35	$22.59	04/29/2015	(1)	$2,841,346	$7,200,528
Carol Mills	70,000	0.47	$22.59	04/29/2015	(2)	$994,471	$2,520,185
Robert Sturgeon	200,000	1.35	$24.02	09/09/2015		$3,021,210	$7,656,339

(1)	Upon termination of service to the Company in 2005 the unvested portion of shares subject to this stock option was cancelled.

(2)	Upon termination of service to the Company in 2006 the unvested portion of shares subject to this stock option was cancelled.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options/SARs		In-the-Money Options at
	Acquired on	Value	at December 31, 2005		December 31, 2005(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott Kriens	0	$0	3,479,166	1,465,834	$37,466,229	$3,887,271
Robert Dykes	0	0	0	570,000	0	0
James A. Dolce, Jr.	1,000,000	$17,935,449	1,502,576	575,000	$19,994,765	$1,596,875
Krishna “Kittu” Kolluri	210,115	$2,194,766	10,084	0	$115,714	0
Carol Mills	0	0	94,791	325,209	0	0
Robert Sturgeon	85,000	$1,238,576	246,614	335,886	$2,753,879	$678,871

(1)	The value of in-the-money options is based on the closing price of our Common Stock on December 31, 2005 of $22.30 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens’ restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months’ base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens’ restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

The Company entered into an Amendment and Assumption Agreement with Krishna “Kittu” Kolluri on April 15, 2004 in connection with the Company’s acquisition of NetScreen Technologies, Inc. Pursuant to Mr. Kolluri’s employment agreement, as amended, Mr. Kolluri was eligible for a bonus of up to 100% of his base salary pursuant to Juniper Networks’ Executive Officer Incentive Plan. If Mr. Kolluri was terminated without cause or terminated his employment for good reason (in each case, as defined in the amended employment agreement) within 24 months of the effectiveness of NetScreen’s acquisition of Neoteris, he would have been entitled to the continuation of his base salary (payable in accordance with usual payroll practice) and health insurance coverage for a period of six months. Mr. Kolluri resigned from the Company in 2005.

The Company entered into an agreement with Ms. Mills in October 2004, which provided that if Ms. Mills is terminated involuntarily by the Company without “cause”, as defined in the agreement, promptly following termination Ms. Mills would be entitled to receive the following severance benefits: (i) an amount equal to six months of her base salary, (ii) an amount equal to half of her annual target bonus for the fiscal year in which termination occurs and (iii) and acceleration of six months of vesting of her initial grant of options to purchase shares of the Company’s Common Stock. The agreement also provided that if change of control benefits were granted to any Section 16 reporting officer after October 2004, Ms. Mills would receive the same change of control benefits. Ms. Mills resigned from the Company in 2006.

The Company entered into an agreement with Mr. Dykes on December 13, 2004, which provides that if Mr. Dykes is terminated involuntarily by the Company without “cause”, as defined in the agreement, promptly following termination Mr. Dykes will be entitled to receive the following severance benefits: (i) an amount equal to six months of his base salary, (ii) an amount equal to half of his annual at target bonus for the fiscal year in which termination occurs and (iii) and acceleration of six months of vesting of the initial grant of options to purchase shares of the Company’s Common Stock. The agreement also provides that if change of control benefits are granted to any Section 16 reporting officer after December 13, 2004, Mr. Dykes will receive the same change of control benefits.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee is comprised of three independent, non-employee members of the Board of Directors, as defined by the rules of the NASDAQ National Market. None of the members have interlocking compensation committee relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving the annual base salary, the annual incentive bonus, including the specific goals and amounts, equity compensation and other benefits or compensation arrangements of the Company’s Chief Executive Officer and its other executive officers.

Compensation Philosophy

The Compensation Committee recognizes that in order for the Company to successfully develop, introduce, market and sell products, the Company must be able to attract, retain and reward qualified executive officers who will be able to operate effectively in a high growth, complex environment. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company’s strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders.

The Company provides its executive officers with a compensation package consisting of base salary, performance-based incentive pay, equity compensation and participation in benefit plans generally available to other employees. The Compensation Committee’s intention is to adopt compensation programs that encourage creation of long-term value for stockholders, employee retention, and equity ownership through stock option grants. The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s overall performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. In this regard, the Compensation Committee has tended to target base salary at approximately the 50th percentile relative to peer companies. Incentive compensation and long term equity awards are intended to target overall compensation at between the 50th and 75th percentile, although changes in the market price of the Company’s Common Stock can result in total compensation outside the target range. As the Compensation Committee applies these compensation philosophies in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards maximizing the Company’s overall performance.

The Compensation Committee considers market information about its peer companies from published third-party survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry. In addition, for determining 2005 compensation (including cash and equity compensation), the Compensation Committee retained an executive compensation consultant. The compensation consultant provided data from a selected peer group of 12 computer, networking and telecommunications companies as well as from broad high technology industry companies with revenues of $1 billion to $3 billion.

Executive Officer Compensation

Base Salary.  For 2005, the Compensation Committee evaluated the base salaries of the executive officers relative to the peer companies as well as their individual performance. The Compensation Committee determined that, in several cases, the compensation to Juniper Networks executives was below the industry’s 50th percentile for base cash compensation. To bring the salary standard into this target range, Mr. Dolce’s base salary level was increased by $50,000. With respect to the other executive officers (other than Mr. Kriens, whom is addressed separately below), the Compensation Committee determined that increases in base salary of between $0 and $25,000 were merited.

Management Bonus Incentive Plan.  The Company has a bonus incentive plan applicable to the Section 16 reporting officers. Under the 2005 executive incentive plan, Mr. Kriens had a target incentive equal to 150% of base salary and each other participant had a target incentive equal to 100% of base salary. The incentive bonus for Mr. Kriens, Mr. Dykes, and Mr. Sturgeon was primarily based upon the achievement of certain overall Company revenue and operating income targets and revenue and contribution margin targets for each of the Company’s Infrastructure and Security Product business teams. The incentive bonus for Ms. Mills was primarily based upon the achievement of certain overall Company revenue and operating income targets and revenue and contribution margin targets for the Company’s Infrastructure business team. The incentive bonus for Mr. Kolluri was primarily based upon the achievement of certain overall Company revenue and operating income targets and revenue and contribution margin targets for the Company’s Security business team. In each case, below a specified level, no bonus would have been earned. Achievement of revenue, operating income and contribution margins in excess of the targets could result in a greater than target bonus, up to a maximum amount of 200% of base salary. The amount determined based on achievement of the corporate goals was then subject to a further increase or decrease by up to an additional 10 percentage points based on the achievement of individual objectives specified for Mr. Kriens, Mr. Dykes and Mr. Sturgeon and by up to an additional 20 percentage points based on the achievement of individual objectives specified for Mr. Kolluri and Ms. Mills. The amount determined based on achievement of the corporate goals was also subject to a further increase or decrease for Mr. Kriens, Mr. Dykes and Mr. Sturgeon, by up to an additional 20 percentage points based on 2005 revenue growth by the Company compared to the weighted average 2005 revenue growth of a group of nine (9) peer networking and security companies that the Compensation Committee determined was a reasonable group against which to compare revenue growth performance within our core industry. Participants in the executive incentive plan receive a mid-year partial payment calculated only on the achievement of the first half’s revenue, operating income and contribution margin targets. A payment following the end of the year is based on the final annual revenue, operating income, contribution targets as well as the individual objectives and peer company revenue growth modifiers.

Based on the Company’s actual 2005 financial results, the 2005 Company goal attainment component (consisting of the achievement of overall Company revenue and operating income targets) of the bonus was 85%. Achievement of the business team objectives in 2005 ranged from between 0% and 134%. Achievement of the individual performance objectives in 2005 ranged from between 85% and 98%. The Company’s 2005 revenue growth relative to the peer companies resulted in the applicable officers receiving the full 20 percentage point addition. As a result, the payments under the executive incentive plan ranged between 43% and 126% of the annual bonus target.

Equity Compensation.  In 2005, the Compensation Committee granted stock options to executive officers based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. Stock options were granted at the fair market value on the date of grant and will provide value to the executive officers only when the price of the Company’s common stock increases over the exercise price.

Chief Executive Officer Compensation

In 2005, the Compensation Committee determined that Mr. Kriens’ base salary was below comparative data, at the targeted 50th percentile level, and required adjustment. As a result, effective for fiscal year 2005, the Compensation Committee increased the base salary of Mr. Kriens to $475,000 with a target incentive bonus of 150% of base salary.

Consistent with the Company’s philosophy to provide long-term incentive in the form of equity compensation, Mr. Kriens received two options in 2005 exercisable for a total of 645,000 shares of Company Common Stock at an exercise price of $22.59. The option for 545,000 of the shares granted to Mr. Kriens vests over a four-year period with 25% vesting on the first anniversary of grant and 1/48th vesting monthly thereafter. The option for 100,000 of the shares vests over a total of five years, with 25% vesting on the second anniversary of grant and 1/48th vesting monthly thereafter.

Mr. Kriens executive incentive bonus for 2005 was based on the same criteria as described above. Based on Company performance and achievement of 93% of his individual objectives, Mr. Kriens was awarded a bonus of $733,875, which represented a payout at 103% of his target incentive. The Company also reimburses Mr. Kriens for operating expenses associated with the use of private aircraft for business purposes up to a maximum amount per year, which maximum was set at $650,000 for 2005.

Perquisites

Because the Company tries to maintain an egalitarian culture, the Company does not provide or reimburse its executive officers for club memberships or dues, reserved parking spaces, separate dining facilities or other perquisites of a personal nature. The Company’s executive officers participate in the same health care, insurance and other welfare and employee-benefit programs as are offered to all eligible U.S. employees.

New Accounting Rules

Commencing with the Company’s 2006 fiscal year, the Company is required to account for its equity compensation awards under FAS 123R. Under FAS 123R the Company is required to record a compensation expense in connection with equity awards to its employees and members of the Board of Directors. The Compensation Committee, in consultation with other member of the Board, discusses the potential impact of the changes in the financial accounting treatment of equity compensation arrangements on the company’s reported earnings.

Code Section 162(m)

Since the Company’s 2005 Annual Meeting of Stockholders, the Compensation Committee has not structured its compensation arrangements so as to qualify them for deductibility under Section 162(m) of the Internal Revenue Code. However, if Proposal Two is approved by our stockholders, the Compensation Committee will have greater flexibility in structuring equity and cash compensation arrangements to qualify as deductible performance-based compensation under Code Section 162(m).

MEMBERS OF THE COMPENSATION COMMITTEE

William Stensrud, Chairman,
Frank Marshall and
Kenneth Levy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 about our common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of December 31, 2005 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of
	Securities to be		Weighted-	Number of Securities Remaining
	Issued Upon		Average	Available for Future Issuance
	Exercise of		Exercise Price	Under Equity Compensation
	Outstanding		of Outstanding	Plans (Excluding Securities
Plan Category	Options		Options	Reflected in the First Column)

Equity compensation plans approved by security holders(1)	47,556,610	(3)	$21.93	29,669,222	(4)
Equity compensation plans not approved by security holders(2)	22,149,282		$14.64	56,045,740	(5)

Total	69,705,892		$19.62	85,714,962

(1)	Includes the Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) and the 1999 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). No options issued under this Plan are held by any directors or executive officers.

(3)	Excludes purchase rights accruing under the Purchase Plan, which has a stockholder-approved reserve of 8,168,907 shares.

(4)	Consists of shares available for future issuance under the 1996 Plan and the Purchase Plan. As of December 31, 2005, an aggregate of 22,411,922 and 7,257,300 shares of Common Stock were available for issuance under the 1996 Plan and the Purchase Plan, respectively. Under the terms of the 1996 Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 18,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors. Under the terms of the Purchase Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 3,000,000 shares, (b) 1% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(5)	Consists of shares available for future issuance under the 2000 Plan. Under the terms of the 2000 Plan, an annual increase is added on the first day of each fiscal year equal to the greater of (a) 5,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(6)	As of December 31, 2005, a total of 15,472,302 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $10.20 per share. No additional options may be granted under those assumed plans.

The following supplemental table provides information as of March 31, 2006 about our common stock that may be issued under the Company’s existing equity compensation plans, excluding the Company’s 1999 Employee Stock Purchase Plan. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of March 31, 2006 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	Number of
	Securities to be		Weighted-	Number of Securities Remaining
	Issued Upon		Average	Available for Future Issuance
	Exercise of		Exercise Price	Under Equity Compensation
	Outstanding		of Outstanding	Plans (Excluding Securities
Plan Category	Options		Options	Reflected in the First Column)

Equity compensation plans approved by security holders(1)	55,223,086	(3)	$20.70	13,780,001	(4)
Equity compensation plans not approved by security holders(2)	20,298,654		$15.01	56,270,363	(5)

Total	75,521,740		$19.17(7)	70,050,364

(1)	Includes only the Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”).

(2)	Includes only the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”). No options issued under this Plan are held by any directors or executive officers.

(3)	Includes 2,639,337 shares to be issued upon the vest of restricted stock units under the 1996 Plan.

(4)	Consists of shares available for future issuance under the 1996 Plan. Under the terms of the 1996 Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 18,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors. Under the terms of the Purchase Plan, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 3,000,000 shares, (b) 1% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(5)	Consists of shares available for future issuance under the 2000 Plan. Under the terms of the 2000 Plan, an annual increase is added on the first day of each fiscal year equal to the greater of (a) 5,000,000 shares, (b) 5% of the outstanding shares on that date or (c) a lesser amount determined by the Board of Directors.

(6)	As of March 31, 2006, a total of 11,452,172 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $10.38 per share. No additional options may be granted under those assumed plans.

(7)	The weighted average exercise price of all outstanding options under the 1996 Plan, 2000 Plan and assumed plans described in footnote 6 above is $18.58 per share as of March 31, 2006.

For a narrative description of the material features of the 2000 Plan, please see Note 10 to the Company’s Consolidated Financial Statements included with our Annual Report on Form 10-K for the year ended December 31, 2005.

STOCK PERFORMANCE GRAPH

The graph below shows the cumulative total stockholder return assuming the investment of $100 on June 25, 1999 in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2006. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are:

	2005	2004

Audit fees	$2,847,000	$1,714,000
Audit-related fees	91,000	505,000
Tax fees	658,000	570,000
All other fees	—	—

Total	$3,596,000	$2,789,000

Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit-related fees in 2005 were primarily related to acquisitions completed by the Company during 2005. Audit-related fees in 2004 were primarily related to the Company’s acquisition of NetScreen Technologies, Inc. in April 2004. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated such pre-approval authority to the chairman of the committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 12 meetings during fiscal year 2005.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 338183a.

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Kenneth Goldman, Chairman,
Robert M. Calderoni and
William R. Hearst III

Appendix A

JUNIPER NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

Effective May 18, 2006

1.  Purposes of the Plan.  The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers and Outside Directors and to promote the success of the Company’s business.

Awards to Service Providers granted hereunder may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents, at the discretion of the Administrator and as reflected in the terms of the written option agreement. This Equity Incentive Plan also provides for the automatic, non-discretionary award of Nonstatutory Stock Options to Outside Directors.

2.  Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” shall mean the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” shall mean the legal requirements relating to the administration of equity incentive plans under California corporate and securities laws and the Code.

(d) “Award” shall mean, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.

(e) “Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” shall mean the Common Stock subject to an Award.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Cash Position” shall mean the Company’s level of cash and cash equivalents.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Common Stock” shall mean the Common Stock of the Company.

(k) “Committee” shall mean the Committee appointed by the Board of Directors or a sub-committee appointed by the Board’s designated committee in accordance with Section 4(a) of the Plan, if one is appointed.

(l) “Company” shall mean Juniper Networks, Inc.

(m) “Consultant” shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees and Option grants under Section 11 hereof.

(n) “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

(o) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 16.

(p) “Director” shall mean a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Dividend Equivalent” shall mean a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(s) “Earnings Per Share” shall mean as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(t) “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(u) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange, as reported in the Wall Street Journal on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

(ii) If there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of determination, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(w) “Fiscal Year” shall mean a fiscal year of the Company.

(x) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Net Income” shall mean as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(z) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Operating Cash Flow” shall mean the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(cc) “Operating Income” shall mean the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(dd) “Option” shall mean a stock option granted pursuant to the Plan.

(ee) “Optioned Stock” shall mean the Common Stock subject to an Option.

(ff) “Outside Director” means a Director who is not an Employee or Consultant.

(gg) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Participant” shall mean an Employee or Consultant who receives an Award.

(ii) “Performance Goals” shall mean the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

(jj) “Performance Share” shall mean a performance share Award granted to a Participant pursuant to Section 14.

(kk) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 15.

(ll) “Plan” shall mean this 1986 Equity Incentive Plan, as amended.

(mm) “Restricted Stock” shall mean a restricted stock Award granted to a Participant pursuant to Section 11.

(nn) “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo) “Return on Assets” shall mean the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(pp) “Return on Equity” shall mean the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

(qq) “Return on Sales” shall mean the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(rr) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ss) “Section 16(b)” shall mean Section 16(b) of the Exchange Act.

(tt) “Service Provider” means an Employee or Consultant.

(uu) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 21 of the Plan.

(vv) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 9 below.

(ww) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx) “Total Stockholder Return” shall mean the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

3.  Stock Subject to the Plan.  Subject to the provisions of Section 21 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 64,500,000 shares of Common Stock plus any Shares subject to any options under the Company’s 2000 Nonstatutory Stock Option Plan and 1996 Stock Incentive Plan that are outstanding on the date this Plan becomes effective and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 Shares. All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Performance Shares, Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two and one-tenth Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two and one-tenth Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two and one-tenth Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3 above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

4.  Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  If permitted by Applicable Laws, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m)

of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Administration With Respect to Officers Subject to Section 16(b).  With respect to Option grants made to Employees who are also Officers subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

(iv) Administration With Respect to Other Persons.  With respect to Award grants made to Employees or Consultants who are not Officers of the Company, the Plan shall be administered by (A) the Board, (B) a committee designated by the Board, or (C) a sub-committee designated by the designated committee, which committee or sub-committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(v) Administration With Respect to Automatic Grants to Outside Directors.  Automatic Grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 11 hereof and therefore shall not be subject to any discretionary administration.

(b) Powers of the Administrator.  Subject to the provisions of the Plan (including the non-discretionary automatic grant to Outside Director provisions of Section 11), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(v) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards vest or may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (subject to compliance with applicable laws, including Code Section 409A), and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that with respect to Restricted Stock, Performance Shares or Restricted Stock Units or Deferred Stock Units vesting solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof) than the one (1) year anniversary of the grant date;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award (subject to Section 7 and Section 24(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

5.  Eligibility.  Awards may be granted only to Service Providers. Incentive Stock Options may be granted only to Employees. A Service Provider who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards. Outside Directors may only be granted Awards as specified in Section 11 hereof.

6.  Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit.  Subject to Section 7 below, no Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.  No Participant shall be granted, in any Fiscal Year, more than 1,000,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 2,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(c) Performance Units Annual Limit.  No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(d) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Changes in Capitalization.  The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

7.  No Repricing.  The exercise price for an Option or SAR may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(a) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

8.  Stock Options.

(a) Type of Option.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(c) Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Except with respect to automatic stock option grants to Outside Directors, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

9.  Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven(=7) years from the date of grant.

(c) Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR.  At the discretion of the Administrator, but only as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the SAR may only be in Shares.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

10.  Exercise of Option or SAR.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 21 of the Plan.

(b) Termination of Status as a Service Provider.  If an Employee or Consultant ceases to serve as a Service Provider, he or she may, but only within 90 days (or such other period of time as is determined by the Administrator and as set forth in the Option or SAR Agreement) after the date he or she ceases to be a Service Provider, exercise his or her Option or SAR to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option or SAR at the date of such termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

(c) Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(d) Death of Participant.  If a Participant dies while a Service Provider, the Option or SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option or SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following Participant’s death. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.  Automatic Stock Option Grants to Outside Directors.

(a) Procedure for Grants.  All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) At each of the Company’s annual stockholder meetings (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted an Option to purchase 20,000 Shares, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive an option covering the number of Shares determined by multiplying 20,000 Shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole Share (the “Annual Option”).

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

(v) The terms of an Option granted hereunder shall be as follows:

(A) the term of the Option shall be seven (7) years.

(B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection (c) hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value on the date of grant of the Option.

(D) the First Option shall vest and become exercisable as to 1/36th of the covered Shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant, so as to become 100% vested on the approximately three-year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(E) the Annual Option shall vest and become exercisable at to 1/12th of the covered Shares each month following the grant date, with the last 1/12th vesting on the day prior to the Company’s annual stockholder meeting in the calendar year following the date of grant, so as to become 100% vested on the approximately one year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(b) Consideration for Exercising Outside Director Stock Options.  The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, and to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or any combination of such methods of payment.

(c) Post-Directorship Exercisability.  If an Outside Director ceases to serve as a Director, (including pursuant to his or her death or Disability) he or she may, but only within 90 days, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

12.  Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan (including the minimum vesting periods specified in Section 4(b)(vi)), Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan; provided that Restricted Stock may only be issued in the form of Shares. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

13.  Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(b) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, but only as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.

(e) Cancellation.  On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14.  Performance Shares.

(a) Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

15.  Performance Units.

(a) Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units.  Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

16.  Deferred Stock Units.

(a) Description.  Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) 162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6 hereof.

17.  Leaves of Absence.  If as a condition to be granted an unpaid leave of absence by the Company, a Participant agrees that vesting shall be suspended during all or a portion of such leave of absence, (except as otherwise required by Applicable Laws) vesting of Awards granted hereunder shall cease during such agreed upon portion of the unpaid leave of absence and shall only recommence upon return to active service.

18.  Part-Time Service.  Unless otherwise required by Applicable Laws, if as a condition to being permitted to work on a less than full-time basis, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

19.  Non-Transferability of Awards.  Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

20.  Stock Withholding to Satisfy Withholding Tax Obligations.  When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date; and

(b) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

21.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the annual share limitations under Sections 6(a) and (b) hereof, and the number of Shares subject to ongoing automatic First Option and Annual Option grants to Outside

Directors under Section 11 hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion (but not with respect to Options granted to Outside Directors) may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. With respect to Options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within 12 months following such merger or asset sale, each outstanding Option held by such Outside Director shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

(ii) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

22.  Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

23.  Term of Plan.  The Plan shall continue in effect until March 1, 2016.

24.  Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

25.  Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

26.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Directions to Juniper Networks, Inc.

1220 N. Mathilda Avenue
Building 3, Pacific Conference Room
Sunnyvale, CA 94089

From San Francisco Airport:

•	Travel south on Highway 101.
•	Exit Highway 237 east in Sunnyvale.
•	Exit Mathilda and turn left onto Mathilda Avenue.
•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From San Jose Airport and points south:

•	Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.
•	Exit Mathilda Avenue north.
•	Continue on Mathilda past Highway 237 and Lockheed Martin Avenue.
•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From Oakland Airport and the East Bay:

•	Travel south on Interstate 880 until you get to Milpitas.
•	Turn right on Highway 237 west.
•	Continue approximately 10 miles.
•	Exit Mathilda Avenue and turn right at the stoplight.
•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

JUNIPER NETWORKS, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 18, 2006
9:00 a.m. Pacific time
Juniper Networks, Inc.
1220 N. Mathilda Ave.
Building 3, Pacific Conference Room
Sunnyvale, CA 94089

Juniper Networks, Inc.

Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2006.

If no choice is specified, the proxy will be voted “FOR’’ Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert R. B. Dykes and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Change:	____________________________________
____________________________________
____________________________________
If you noted an Address Change above, please check the corresponding box on the reverse side.

There are three ways to vote your Proxy Your Internet or telephone vote authorizes the Named Proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

JUNIPER NETWORKS, INC. 1194 N. MATHILDA AVENUE SUNNYVALE, CA 94089	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Juniper Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Juniper Networks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JNPERP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JUNIPER NETWORKS, INC.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors:	For All		Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

		O		O	O
01) Scott Kriens
02) Stratton Sclavos
03) William R. Stensrud

						For	Against	Abstain
2.	Approval of the Juniper Networks, Inc. 2006 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).					O	O	O
						For	Against	Abstain
3.	Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.					O	O	O

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark this box and indicate changes on reverse side.			O

		Yes		No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.		O		O

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date